Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended May 31, 2019 (the “Form N-CSR”) of Goehring & Rozencwajg Investment Funds (the “Company”).

I, Adam A. Rozencwajg, the President and Chief Executive Officer/Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 8, 2019

By:	/s/ Adam A. Rozencwajg
Adam A. Rozencwajg
President and Chief Executive Officer/Principal Executive Officer